OLD REPUBLIC INTERNATIONAL CORPORATION
               Proxy Solicited on Behalf of the Board of Directors
P
R
O
X The undersigned hereby appoints JOHN S. ADAMS, SPENCER LEROY III and A. C. Y ZUCARO or any one of them (with full power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common Stock that the undersigned is entitled to vote at the annual meeting of the shareholders to be held in Room 2300 at the offices of Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, on May 24, 2002, at 3:00 P.M., Chicago Time, or at any adjournment thereof.

      Election of four Class 3 Directors.  Nominees:

         Peter Lardner, William A. Simpson, Arnold L. Steiner and Aldo C. Zucaro

  This proxy is revocable at any time before it is exercised.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposal 1 and 2, AGAINST proposal 3 and in the proxy's discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                        (continued, and to be signed and dated, on reverse side)
   _
  |_| Please mark your votes as in this example

      This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR proposal 1 and 2, and AGAINST proposal 3.

      ==============================================================
      The Board of Directors recommends a vote FOR Proposal 1 and 2, and AGAINST Proposal 3.
      ==============================================================



                                    FOR         WITHHELD
                                     _              _
1. Election of Directors            |_|            |_|


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For, except vote withheld from thef ollowing nominee(s):


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(The Board of directors recommends a vote FOR the
 election of Directors)



                                                       FOR   AGAINST   ABSTAIN
2. Approval of the 2002 Old Reublic International       _       _         _
   Corporation Non-Qualified Stock Option Plan         |_|     |_|       |_|
   (The Board of Directors recommends a vote FOR this proposal)

                                                       FOR   AGAINST   ABSTAIN
3. The shareholder Proposal regarding the               _       _         _
   appointment of at lease one woman director          |_|     |_|       |_|
   (The Board of Directors recommends a vote AGAINST this proposal)


4. In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name or names appears herein.

Joint owners should each sign personally. If signing in fiduciary or representative capacity, give full title as such.


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